Exhibit 10.1

GUERRILLA RF, INC.

EMPLOYEE VOLUNTARY DEFERRED COMPENSATION PROGRAM

VOLUNTARY SALARY DEFERRAL ELECTION AGREEMENT

Participant Information

Name:

Address:

City:                                                        State                                      Zip

Last 4 digits of Social Security Number

Check one:         ☐         New Election         ☐         Change

NOTE: All capitalized terms not defined in this Deferral Agreement shall have the meaning given to them in the Guerrilla RF, Inc. Employee Voluntary Deferred Compensation Program (the “Program”).

1.         Program Provisions

You may elect to defer a portion of your compensation at a rate up to 100% of that portion of your base annual salary which exceeds $36,000 and which has not yet been earned by and paid to you in the calendar year for which your Deferral Agreement is effective (your “Eligible Compensation”). Your election must be made pursuant to the terms and conditions of the Guerrilla RF, Inc. Voluntary Deferred Compensation Program (the “Program”), which is attached hereto as Exhibit A. For the avoidance of doubt, your election must be effective only for deferrals of Eligible Compensation which you have not yet earned. It cannot be retroactive.

Guerrilla RF, Inc. (the “Company”) will comply with all tax withholding requirements with respect to the amounts deferred and interest accrued under the Program.

Your voluntary election will remain in effect until the earlier of (i) termination of the Program by the Company, (ii) termination of your employment for any reason, (iii) your modification or termination of the Deferral Agreement, in accordance with the election procedures established by the Company, or (iv) the Company’s termination of your Deferral Agreement.

2.         Voluntary Salary Deferral Election

●

In accordance with the terms of the Program and this Agreement, I hereby authorize the Company to withhold from my Eligible Compensation (and treat as my deferrals) the following percentage or dollar amount (select one):

☐         ______% of my Eligible Compensation (proportionately from each pay period);

☐         $                            of my Eligible Compensation (proportionately from each pay period); or

☐         Zero. I hereby elect to terminate my existing Deferral Agreement.

●

I understand that this Deferral Agreement must be accepted by the Company in order to be effective, and deferrals will be effective as of the first pay period following such acceptance unless I indicate a later effective date below. This Deferral Agreement is effective (select one):

☐         as of the first day of the next pay period following acceptance of this Deferral Agreement by the Company.

☐         ___________________________, 2023 (with prior acceptance of this Deferral Agreement by the Company).

3.         Duty to Review Pay Records. I understand I have a duty to review my pay records (pay stub, direct deposit receipt, etc.) to confirm the Company has properly implemented my salary deferral election. Furthermore, I have a duty to timely inform the Company if I discover any discrepancy between my pay records and this Voluntary Salary Deferral Election Agreement.

_______________________________________ Participant Date: __________________________________

ACCEPTED BY GUERRILLA RF, INC.

By: ______________________________________

Print Name: _______________________________

Title: ____________________________________

Date: ____________________________________

Exhibit A

GUERRILLA RF, INC. EMPLOYEE VOLUNTARY DEFERRED COMPENSATION PROGRAM

(to be attached)